                                                                   Exhibit 10.10

                                                Cognigen Networks Inc.
                                                7001 Seaview Avenue N.W.
                                                Suite #210
                                                Seattle, Washington 98117

                  Transition Supplemental Consulting Engagement

To:         Kevin Anderson
From:       Darrell Hughes
Ref:        Expanded Support
Date:       July 11, 2002
cc:         David G. Lucas

Dear Kevin:

Based on our  conversation  of  today,  Cognigen  acknowledges  the need for and requests  your  support  between  today and  December  31,  2002 in the areas of expanded consulting and  technical/administrative  services.  The services to be performed and supported by you include but may not be specifically limited to:

1)   Dealing with spam-related issues.

2)   Administrating  other  agent   termination/resignation   and  reinstatement
     issues.

3)   Authoring, sending and administrating Agent Support Newsletters.

4)   Participating  in website issues  relating to server  performance,  product launch, truth in advertising, spelling, grammar, etc.

5)   Dealing with web competitive/copyright infringement issues.

6)   Ameliorating server related emergencies (7x24)

7)   Advising Bill Beason on commission related issues.

8)   Answering calls and emails from Ned, Keith and DJ on tactical issues.

9)   Participating in company and product development conference calls

10)  Directly  correcting  website  problems  reported to me by agents (rate and other discrepancies).

For your support in these areas, Cognigen will pay you a fee of $40,000 covering your time through December 31, 2002.  Cognigen  acknowledges that this agreement represents a substantial discount from the hourly rate specified in the existing
and  ongoing  consulting   agreement  between  Cognigen  and  Kevin  E  Anderson
Consulting; which agreement remains in effect and covers the first 20 consulting hours of each month and that all accounts owed to Kevin  Anderson are current as of the date of this  agreement.  It is  understood  that  Cognigen's  expense is limited to $40,000 for these  additional  hours  beyond 20 per month,  with your assurance and agreement that these services are performed on a best effort basis to satisfy the needs of Cognigen

An up-front  payment of $12,000 will be made with the  remaining  payments  made over the remainder of the agreement period.

Schedule of payments of $5,600 on the 15th of each month  commencing  August and continuing through December, 2002 for a total payout of $40,000.

Existing and continued workload transition activity is intended to bring the need for your additional support to a close by December 31, 2002.  Your support in identifying areas that require attention so as to reach that result are required and will be reviewed by Darrell Hughes with you at each months end; with the goal of reducing your consulting time to 20 hours per month by January 1, 2003; such
20 monthly hours to be covered by the $1000 per month consulting agreement already in place between Cognigen and Kevin E Anderson Consulting Inc.

By                                        Agreed to by:

Darrell H. Hughes                           Kevin E. Anderson
President & CEO                             For Kevin E Anderson Consulting, Inc.
Cognigen Networks Inc                       Consultant

Darrell H. Hughes                           Kevin E. Anderson
Date: July 11, 2002                         Date: July 11, 2002